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                                                                     EXHIBIT 4.1

            INDENTURE dated as of December 15, 1998, among SDI ACQUISITION CORP., a Delaware corporation ("SDI Acquisition"), as issuer, the GUARANTORS named herein and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

            The Securities are being sold in connection with the Recapitalization of Special Devices, Incorporated, a Delaware corporation ("Special Devices"), pursuant to the Recapitalization Agreement. The Recapitalization Agreement provides for the merger (the "Merger") of SDI Acquisition with and into Special Devices with Special Devices surviving the Merger. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "Effective Time."

            Immediately after the Effective Time, (i) Special Devices and Scot, Inc., a Delaware corporation and a wholly owned subsidiary of Special Devices ("Scot, Inc."), will execute an assumption agreement (the "Assumption Agreement"), pursuant to which Special Devices, as survivor of the Merger, will
(a) assume all of the obligations of SDI Acquisition under this Indenture, and cause Scot, Inc. to become a party to this Indenture as a Guarantor and unconditionally guarantee the Securities on an unsecured, senior subordinated basis; (b) assume all of the obligations of SDI Acquisition under the Purchase Agreement, dated as of December 11, 1998, by and among SDI Acquisition and the Initial Purchasers (the "Purchase Agreement"), and cause Scot, Inc. to become a party to the Purchase Agreement as a guarantor; and (c) assume all of the obligations of SDI Acquisition under the Registration Rights Agreement, dated as of December 15, 1998, by and among SDI Acquisition and the Initial Purchasers (the "Registration Rights Agreement") and cause Scot, Inc. to become a party to the Registration Rights Agreement as a guarantor; and (ii) Special Devices, Scot, Inc. and the Trustee will enter into a first supplemental indenture to this Indenture (the "First Supplemental Indenture") providing for the express assumption by Special Devices, as survivor of the Merger, of the covenants, agreements and undertakings of SDI Acquisition in the Indenture, under the Securities, and the guarantee of the Securities by Scot, Inc.

            As used herein, the "Company" shall mean SDI Acquisition prior to the Effective Time and Special Devices as of and after the execution and delivery of the First Supplemental Indenture. References to this Indenture as of and after the execution and delivery of the First Supplemental Indenture will refer to this Indenture and the First Supplemental Indenture and references to each of the Purchase Agreement and the Registration Rights Agreement as of and after the Effective Time will refer to such agreement together with the Assumption Agreement.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:
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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Affiliate Transaction" see Section 4.03.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with any other Person, in each case as permitted under Section 5.01, (iii) any disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, damaged, obsolete or worn out, (iv) the sale of inventory in the ordinary course of business, (v) the sale or discount, in each case without recourse (other than recourse for a breach of a


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representation or warranty) of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vi) sales of Cash Equivalents, (vii) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (viii) granting of Liens not prohibited by this Indenture, (ix) to the extent such would constitute an Asset Sale, transfers of leasehold improvements, fixtures, consumables or other equipment made in connection with the relocation to the Moorpark Facility, (x) the licensing of intellectual property, including, without limitation, licensing in connection with any European joint venture, (xi) the sale, lease, conveyance, disposition or other transfer of Permitted Investments or the Capital Stock of or any Investment in any Unrestricted Subsidiary, (xii) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and (xiii) the making of any Permitted Investments or other Restricted Payments permitted by the covenant described under Section 4.06.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or


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Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds with assets of $5,000,000 or greater.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Subsidiary of the Company, the Principals and their Related Parties; (ii) the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Principals and their Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

            "Change of Control Payment Date" see Section 4.14(c).

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" has the meaning ascribed to such term in the introductory paragraphs to this Indenture, until a successor to Special Devices shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net


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Income), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Acquisition or Asset Sale or other disposition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto as if such Asset Acquisition or Asset Sale or other disposition had occurred at the beginning of the applicable Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect on the 30 Business Days preceding the Transaction Date; (2) if interest on any Indebtedness actually


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incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, in the case of the Company, any series of Preferred Stock of the Guarantors (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; provided that Consolidated Fixed Charges shall not include (x) gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses, (y) amortization of debt issuance costs, commissions, fees and expenses or (z) customary commitment, administrative and transaction fees or charges.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or other sales of assets outside the ordinary course of business of the Company or abandonments or reserves relating thereto (other than after-tax gains from sales of Unrestricted Subsidiaries and other Investments made in compliance with Section 4.06, but only to the extent not already included in clause (z) of the first paragraph of Section 4.06, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) solely for purposes of calculating Consolidated Net Income for the covenant described in Section 4.06, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually paid to the Company or one of its Restricted Subsidiaries by loans, advances, intercompany transfers, principal payments or otherwise; provided, however, that for purposes of determining compliance with the covenant described in Section 4.04, any net income of such


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Restricted Subsidiary, which net income is subject to any restriction permitted under clause (8) of Section 4.16, shall be included, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (i) the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, (a) the sum of (i) the aggregate depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (including amortization of goodwill, the non-cash costs of agreements evidencing Interest Swap Obligations, Currency Agreements, license agreements, noncompetition agreements, non-cash amortization of Capitalized Lease Obligations or management fees and organization costs), (ii) expenses and charges relating to any equity offering or incurrence of Indebtedness permitted to be incurred by this Indenture (including any such expenses or charges relating to the Recapitalization), (iii) the amount of any restructuring charge or reserve, (iv) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, and (v) the amount of any reduction representing a minority interest in Guarantors, minus
(b) any cash payment with respect to which a charge or reserve referred to in clause (a) was taken in a prior period, in each case, determined on a consolidated basis in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Defeasance Trust Payment" see Section 8.02.

            "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.


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            "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the New Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "Asset Sale" or "Change of Control" occurring prior to the final stated maturity of the Securities will not constitute Disqualified Capital Stock if the "Asset Sale" or "Change of Control" provisions applicable to such Capital Stock, taken as a whole, are not materially more favorable to the holders of such Capital Stock than the provisions described in Sections 4.05 and 4.14.

            "DTC" means The Depository Trust Company.

            "Effective Time" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "Event of Default" see Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

            "Exchange Securities" means the 11 3/8% Senior Subordinated Notes due 2008, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "Final Maturity Date" means December 15, 2008.

            "First Supplemental Indenture" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.


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            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Securities" means one or more IAI Global Securities, Reg. S Global Securities and 144A Global Securities.

            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

            "Guarantee" means the guarantee of the Obligations of the Company with respect to the Securities by each Guarantor pursuant to the terms of this Indenture, a form of which is attached hereto as part of Exhibits A and B. When used as a verb, "Guarantee" shall have a corresponding meaning.

            "Guarantor" means each of (i) Scot, Inc. as of the Effective Time and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Senior Indebtedness" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all obligations (including guarantees thereof) of every nature of such Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's


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Subsidiaries (other than an Affiliate which is also a lender or an Affiliate of a lender under the New Credit Facility), (ii) Indebtedness to, or guaranteed on behalf of, any shareholder (other than a shareholder which is also a lender or an Affiliate of a lender under the New Credit Facility), director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of any Indebtedness incurred in violation of the provisions set forth in Section 4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of Section 4.04), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

            "Holder" means the registered holder of any Security.

            "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors.

            "incur" see Section 4.04.

            "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, the term "Indebtedness" shall not include: (a) trade accounts payable and other accrued liabilities arising in the ordinary course of business, (b) Obligations of such Person other than principal, (c) any liability for federal, state or local taxes or other taxes or by such Person and (d) Obligations of such Person with respect to performance and surety bonds and completion guarantees in the ordinary course of business, and the accretion of original issue discount will not be considered the incurrence of Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Securities" means the 11 3/8% Senior Subordinated Notes due 2008, Series A, of the Company.

            "Initial Purchasers" means BT Alex. Brown Incorporated and Paribas Corporation.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "interest" means, with respect to any Securities, the sum of any cash interest and any Liquidated Damages on such Securities.

            "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing June 15, 1999.

            "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means December 15, 1998, the date of first issuance of the Securities.

            "JFL Equity" means J.F. Lehman Equity Investors I, L.P.

            "Lehman" means J.F. Lehman & Company, Inc.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Liquidated Damages" has the meaning provided in the Registration Rights Agreement.
            "Merger" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "Moody's" means Moody's Investors Service, Inc.

            "Moorpark Facility" means the Company's new production facility located in Moorpark, California.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest or dividends) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable relating to such Asset Sale, (c) repayment of Indebtedness that is secured by such assets or required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale (by way of holding Capital Stock of the Person owning such assets or otherwise).

            "Net Proceeds Offer" see Section 4.05(a).

            "Net Proceeds Offer Amount" see Section 4.05(a).

            "Net Proceeds Offer Payment Date" see Section 4.05(a).

            "Net Proceeds Offer Trigger Date" see Section 4.05(a).

            "New Credit Facility" means the Credit Agreement dated as of the Issue Date, among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as lead arranger, administrative agent and a lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Newhall Facility" means the Company's existing facility located in Newhall, California, from which operations are expected to be relocated to the Moorpark Facility.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the offer and sale of the $100,000,000 aggregate principal amount of Initial Securities to the Initial Purchasers.

            "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person.

            "Officers' Certificate" of any Person means a certificate signed on behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

            "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Company. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Other Asset Sale Indebtedness" has the meaning set forth in
Section 4.05(a).

            "Participant" has the meaning set forth in Section 2.15.

            "Paying Agent" has the meaning provided in Section 2.03.

            "Payment Blockage Notice" see Section 8.02.

            "Payment Blockage Period" see Section 8.02.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (i) Indebtedness under the Securities in an aggregate principal amount of $100,000,000 and the related Guarantees;

            (ii) Indebtedness incurred pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed (a) $70,000,000 with respect to Indebtedness under a term loan facility, less the amount of all mandatory principal payments actually made by the Company in respect of such term loans with the Net Cash Proceeds of an Asset Sale pursuant to Section 4.05 and (b) the greater of (x) $25,000,000 (reduced by the amount of any required permanent repayments or commitment reductions made with the Net Cash Proceeds of an Asset Sale pursuant to Section 4.05) and (y) 60% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days, other than by reason of any laws governing insolvency or bankruptcy) as of the end of the last fiscal quarter for which financial statements have been prepared;

            (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

            (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under any senior secured Indebtedness permitted to be incurred under this Indenture, in each case subject to no Lien held by a Person other than the Company or such other lenders or collateral agent, a Wholly Owned Restricted Subsidiary of the Company or such other lenders or collateral agent; provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the New Credit Facility owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (vi);

            (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under any senior secured Indebtedness permitted to be incurred under this Indenture, in each case subject to no Lien held by such Person other than a Wholly Owned Restricted Subsidiary or such other lenders or collateral agent; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company which is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or such other lenders or collateral agent owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (vii);

            (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self- insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

            (x) Indebtedness (A) represented by Capitalized Lease Obligations and (B) Purchase Money Indebtedness of the Company and its Restricted Subsidiaries or under purchase money mortgages or secured by purchase money security interests, in the case of (A) or (B) incurred for the purpose of leasing or financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so leased, acquired (directly or indirectly), constructed or improved and (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property or asset provided that the aggregate principal amount of Indebtedness under clauses (A) and (B) does not exceed $10,000,000 and any Refinancing of Indebtedness permitted under clause (A) or (B) the aggregate of which does not exceed $10,000,000;

            (xi) Refinancing Indebtedness;

            (xii) guarantees of Indebtedness otherwise permitted under this Indenture;

            (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility);

            (xiv) Indebtedness arising from any agreement entered into by the Company or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with any Asset Sale;

            (xv) Indebtedness arising from a Sale and Leaseback Transaction or from the creation of a mortgage, in either case with respect to the Moorpark Facility in an amount not to exceed $25,000,000; provided that the Net Cash Proceeds from such Sale and Leaseback Transaction or from the creation of such mortgage are applied in accordance with Section 4.05(a)(iii)(A) as if such transaction were an Asset Sale thereunder; provided, further, however that any Net Cash Proceeds remaining after the foregoing proviso is complied with shall be applied in accordance with the other provisions described in Section 4.05 as if such transaction were an Asset Sale thereunder; and

            (xvi) Indebtedness arising from a Sale and Leaseback Transaction or from the creation of a mortgage, in either case with respect to the Company's facility in Mesa, Arizona in an amount not to exceed $15,000,000; provided that the Net Cash Proceeds from such Sale and Leaseback Transaction or from the creation of such mortgage are applied in accordance with Section 4.05(a)(iii)(A) as if such transaction were an Asset Sale thereunder; provided, further, however that any Net Cash Proceeds remaining after the foregoing proviso is complied with shall be applied in accordance with the other provisions described in
Section 4.05 as if such transaction were an Asset Sale thereunder.

            "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers; (vii) Investments made pursuant to the Recapitalization; (viii) guarantees of Indebtedness otherwise permitted under this Indenture; (ix) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; (x) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.05; (xi) additional Investments not to exceed an amount equal to (a) $10,000,000 plus (b) to the extent not previously reinvested under this clause (xi), any return of capital realized on a Permitted Investment made pursuant to this clause (xi); provided that in no event shall the aggregate amount of Investments pursuant to clauses (a) and (b) of this clause (xi) exceed $10,000,000 in the aggregate at any one time outstanding; (xii) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company; (xiii) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business; and (xiv) Investments in one or more joint ventures relating to the Company's expansion into the European market not to exceed an amount equal to (a) $4,000,000 plus (b) to the extent not previously reinvested under this clause (xiv) any return of capital realized on a Permitted Investment made pursuant to this clause (xiv); provided that in no event shall the aggregate amount of Investments pursuant to clauses (a) and (b) of this clause (xiv) exceed $4,000,000 in the aggregate at any one time outstanding.

            "Permitted Liens" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) judgment Liens not giving rise to an Event of Default;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of the acquisition, construction or improvement of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired whether through the direct acquisition of such property or assets or indirectly through the acquisition of the Capital Stock of any Person owning such property or assets constructed or improved and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or completion of construction or improvement;

            (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to Section 4.04; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

            (xiii) Liens securing Indebtedness under Currency Agreements;

            (xiv) any lease or sublease to a third party;

            (xv) Liens placed upon assets of a Restricted Subsidiary of the Company not organized under the laws of the United States or any subdivision thereof to service the Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

            (xvi) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

            (xvii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition;

            (xviii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

            (xix) Liens on materials, inventory or consumables and the proceeds therefrom securing trade payables relating to such materials, inventory or consumables;

            (xx) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xxi) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries;

            (xxii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased pursuant to such Capitalized Lease Obligation;

            (xxiii) Liens for judgments, attachments, seizures or levies not to exceed $500,000 in the aggregate at any one time;

            (xxiv) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness incurred under clause (xiii) of the definition of "Permitted Indebtedness" and any guarantees relating thereto; and

            (xxv) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xxiv) provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

            "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Securities" means one or more certificated Securities in registered form.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

            "Principals" means (i) Lehman, JFL Equity and each Affiliate of Lehman and JFL Equity as of the Issue Date; (ii) each officer or employee of Lehman or any such member referred to in clause (i) as of the Issue Date; and
(iii) each of the foregoing's family members, legal representatives or guardians, heirs and legatees and trusts, partnerships and corporations the sole beneficiaries, partners or shareholders, as the case may be, of which are family members.

            "Private Exchange Securities" means the Private Exchange Securities as defined in the Registration Rights Agreement and any similar securities issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

            "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

            "Proceeds Purchase Date" see Section 4.05(b).

            "Purchase Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

            "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto and (iv) Capital Stock of any Person engaged primarily in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

            "Recapitalization" means the recapitalization of Special Devices pursuant to which SDI Acquisition will be merged with and into Special Devices.

            "Recapitalization Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of June 19, 1998 by and between Special Devices and SDI Acquisition (as amended through the date hereof and together with all ancillary agreements entered into in connection therewith).

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

            "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

            "Reference Date" see Section 4.06.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness (whose proceeds are applied within 60 days after the incurrence thereof) in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xii), (xiii), (xiv), (xv) or (xvi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any penalties, interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, discounts, commissions and other expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate or junior to the Securities at least to substantially the same extent and in substantially the same manner as the Indebtedness being Refinanced.

            "Reg. S Global Security" means a global security in registered form representing the aggregate principal amount of Securities sold pursuant to Regulation S under the Securities Act.

            "Registrar" see Section 2.03.

            "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

            "Registration Date" see Section 4.12.

            "Registration Rights Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "Related Party" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or
(B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

            "Replacement Assets" see Section 4.05(a).

            "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

            "Restricted Payment" see Section 4.06.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether or not any Security constitutes a Restricted Security.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard and Poor's Corporation.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "Scot, Inc." has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "SDI Acquisition" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities" means, collectively, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all obligations (including guarantees thereof) of every nature of the Company under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries (other than an Affiliate which is also a lender or an Affiliate of a lender under the New Credit Facility), (ii) Indebtedness to, or guaranteed on behalf of, any shareholder (other than a shareholder which is also a lender or an Affiliate of a lender under the New Credit Facility), director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of
Section 4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of
Section 4.04), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

            "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

            "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

            "Special Devices" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

            "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Surviving Entity" see Section 5.01.

            "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer within Corporate Trust Administration (or any successor group of the Trustee), and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "United States Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

            "United States Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

            "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.06 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.     Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities and the Guarantees.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.

            Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

      (3) "or" is not exclusive;

      (4) words in the singular include the plural, and words in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.     Form and Dating.

            The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

SECTION 2.02.     Execution and Authentication.

            Two Officers, including no more than one signing solely as Assistant Secretary, shall sign, or one Officer (other than as an Assistant Secretary) shall sign and the Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature, the Securities of the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Securities issued by SDI Acquisition for original issue in an aggregate principal amount not to exceed $150,000,000 in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $100,000,000; and provided further that the Company complies with Section 4.04, (ii) upon cancellation of the Initial Securities issued by SDI Acquisition, Initial Securities issued by Special Devices for original issue in an aggregate amount not to exceed $150,000,000 in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $100,000,000, and provided further that the Company complies with Section 4.04,
(iii) Private Exchange Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities and (iv) Unrestricted Securities from time to time (A) in exchange for a like principal amount of the same type of Initial Securities or a like principal amount of the same type of Private Exchange Securities or (B) as the Company may determine in accordance with this Indenture, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of and the type of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Sections 2.07 and 2.08.

            In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (ii) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

            Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

            The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

SECTION 2.04.     Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.     Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.

            Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (and each of the Guarantors shall execute a Guarantee thereon) at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor of such Securities (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.05, 4.14 or 10.05). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

            Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.     Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Security, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Company and the Guarantors.

SECTION 2.08.     Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date, Proceeds Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

            The Company shall notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.     Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the

Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

            Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.     Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.

            The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

            If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.     CUSIP Number.

            The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to

Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.     Deposit of Moneys.

            Prior to 10:00 a.m., New York time, on each Interest Payment Date, Redemption Date, Proceeds Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Proceeds Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Proceeds Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.     Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

            Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

            (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.     Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

            (i)   to register the transfer of the Physical Securities; or

           (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

           (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Physical Security is being delivered to the Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

            (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

            (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation substantially in the form of Exhibit E hereto and, at the option of the Company, an

                  Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

            (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB or (II) to an Accredited Investor and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

            (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

            (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

            (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers'

      Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

           (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.     Notices to Trustee.

            If the Company wants to redeem Securities pursuant to paragraph 7 or 8 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed at any time, the Trustee shall select such Securities for redemption in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

            Securities and portions of them that the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

            Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

      (1) the paragraph of the Securities pursuant to which the Securities are being redeemed;

      (2) the Redemption Date;

      (3) the redemption price;

      (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

      (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

      (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

            At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense; provided that the Company shall give notice of redemption to the Trustee at least 10 days before the date the notice of redemption is requested by the Company to be mailed to the Holders (unless a shorter notice period shall be agreed to by the Trustee in writing).

SECTION 3.04.     Effect of Notice of Redemption.

            Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

SECTION 3.05.     Deposit of Redemption Price.

            Prior to 10:00 a.m, New York time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Security was registered at the close of business on such record date. Upon surrender of a Security for redemption in accordance with the notice given pursuant to Section 3.03 hereof, such Security shall be purchased by the Company at the redemption price, together with accrued and unpaid interest to the redemption date.

            If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.     Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.     Payment of Securities.

            The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

            The Company shall pay cash interest on overdue principal at the same rate per annum borne by the applicable Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the applicable Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.     Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13. The Company hereby initially designates the Trustee at its address set forth in
Section 13.02 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.     Limitations on Transactions with Affiliates

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that, taken as a whole, are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions, taken as a whole, to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

            (b) The restrictions set forth in clause (a) above shall not apply to (i) reasonable fees and compensation paid to, indemnity provided for the benefit of and benefit plans provided for, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's or such Restricted Subsidiary's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) the transactions and payments contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the Recapitalization Agreement) or any amendment thereto in any replacement agreement therefor so long as any such amendment or replacement agreement, taken as a whole, is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(iv) the payment to the Principals or their Related Parties and affiliates of annual management and advisory fees and related expenses; provided that the amount of such fees shall not exceed $1,000,000 in any fiscal year; (v) loans and advances (or guarantees of third party loans) to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $500,000 at any time outstanding; (vi) the payment of fees and expenses related to the Recapitalization; (vii) Permitted Investments and Restricted Payments permitted by this Indenture; (viii) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement, indemnification agreement, benefit plan or similar arrangement for the benefit of directors, officers entered into in the ordinary course of business; (ix) the lease (expired) between the Company and Placerita Land and Farming Company relating to the Newhall Facility, on a month-to-month basis, as in effect in all material respects on the Issue Date subject to annual increases based on the Consumers Price Index; and (x) purchases of parts and components from Ordnance Products, Inc. and Multi-Screw, Inc. consistent with past practice.

            (c) In addition, the last sentence of paragraph (a) shall not apply to (i) payments by the Company or any of its Restricted Subsidiaries to the Principals or their Related Parties and Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisition or divestitures, which payments are approved by the Board of Directors of the Company in good faith, and (ii) Indebtedness permitted by paragraph (xiii) of the definition of "Permitted Indebtedness."

SECTION 4.04.     Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and/or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (a) 2.0 to 1.0 if the date of such incurrence is on or prior to December 15, 2000, or (b) 2.25 to 1.0 if the date of such incurrence is after December 15, 2000.

            For the purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this Section 4.04, the Company shall, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this Section 4.04 and such items of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest or accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.04.

SECTION 4.05.     Limitation on Asset Sales.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Qualified Proceeds; provided that the amount of (x) any liabilities of the Company or any Restricted Subsidiary of the Company (as shown on the Company's or on such Restricted Subsidiary's most recent balance sheet) (other than liabilities that are by their terms subordinated to the Securities or, in the case of a Restricted Subsidiary, its Guarantee) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for the purposes of this clause (ii); provided, further, however, that (A) this clause (ii) shall not apply to any sale of Capital Stock of or other

Investments in Unrestricted Subsidiaries or (B) any Sale and Leaseback Transaction and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Guarantor under any revolving credit facility, including the New Credit Facility, effect a permanent reduction in the availability under such revolving credit facility) or effect a permanent reduction in the availability under any revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto ("Replacement Assets"), it being understood that (i) the receipt of Qualified Proceeds (other than cash or Cash Equivalents) and (ii) the payment of expenses related to the relocation to the Moorpark Facility (including, without limitation, reimbursement to the Company of expenses incurred prior to the Issue Date) are deemed to be a valid application of such Qualified Proceeds pursuant to this clause (iii)(B), or (C) a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A) and (iii)(B). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 20 Business Days nor more than 30 Business Days following the date that notice of the Net Proceeds Offer is mailed to the Holders, from all Holders, together with holders of other Indebtedness that is not by its terms subordinated to the Securities (the "Other Asset Sale Indebtedness") of the Company or any Restricted Subsidiary to whom an offer of Net Cash Proceeds relating to such Asset Sale must be made pursuant to the terms of the instruments governing such Other Asset Sale Indebtedness on a pro rata basis, that amount of Securities and such Other Asset Sale Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities or such Other Asset Sale Indebtedness (as the case may be) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest or dividends received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.05. Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph). Upon completion of a

Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, the Company may use such Net Proceeds for any purpose not prohibited by this Indenture.

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed for purposes of this Section 4.05 to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred, and shall comply with the provisions of this Section 4.05 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.05.

            Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the first paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.05 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

      (1) that the Net Proceeds Offer is being made pursuant to Section 4.05 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

      (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be at least 20 and not more than 30 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

      (3) that any Security not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

      (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

      (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

            On or before 10:00 a.m., New York time, on the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

SECTION 4.06.     Limitation on Restricted Payments.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities (except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement) or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date through the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of (i) Qualified Capital Stock of the Company and (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock together with the aggregate net cash proceeds received by the Company or any Restricted Subsidiary at the time of such conversion or exchange; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Securities); plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1),
(2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of such irrevocable redemption if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application (within 10 Business Days of the sale thereof) of net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, repayment, retirement, defeasance or other acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application (within 60 days of the sale thereof) of net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness or (iii) solely in exchange for the issuance of Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from directors, officers or employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers or employees, in an aggregate amount not to exceed, in any calendar year, the sum of $1.0 million (provided that if at the time of any such repurchase the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to
1.0 then such amount may be up to $3.0 million) and the net cash proceeds received by the Company after the Issue Date from the sale of Qualified Capital Stock to employees, directors or officers of the Company and its Subsidiaries that occurs in such fiscal year (to the extent such proceeds do not provide the basis for any other Restricted Payment); and (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such options.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second paragraph of this Section 4.06, amounts expended pursuant to clauses (1),
(2)(ii), 3(ii)(A) and (4) of such paragraph shall be included in such calculation. Notwithstanding the foregoing, in determining whether any Restricted Payment is permitted by this Section 4.06, the Company may allocate or reallocate all or any portion of such Restricted Payment among clauses (1) through (5) of the second preceding paragraph or among such clauses and the first paragraph of this Section 4.06; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.06.

            In making the computations required by this Section 4.06, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

SECTION 4.07.     Compliance with Laws.

            The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08.     Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.     Notice of Defaults.

            Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.     Maintenance of Properties and Insurance.

            (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (other than ordinary wear and tear) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary.

            (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as, in the judgment of the Company, may be necessary.

SECTION 4.11.     Compliance Certificate.

            The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year and is continuing. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending October 31, 1999.

SECTION 4.12.     Reports to Holders.

            At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration Date") and (ii) the date 180 days after the Issue Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission (to the extent accepted by the Commission) annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. The Company will also be required (a) to supply the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request. In addition, at all times prior to the earlier of the Registration Date and the date 180 days after the Issue Date, the Company will, at its cost, deliver to each Holder of the Securities quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the Registration Date, the Company will supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request and as required by Rule 144A(d)(4) under the Securities Act.

SECTION 4.13.     Waiver of Stay, Extension or Usury Laws.

            Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.     Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

            (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to
(i) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility and all other such Senior Indebtedness to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with the covenant described in the second preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause
(ii) of Section 6.01.

            (c) Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

      (1) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Securities tendered and not withdrawn will be accepted for payment;

      (2) the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

      (3) that any Security not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

      (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

      (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

      (8) the circumstances and relevant facts regarding such Change of Control.

            On or before 10:00 a.m., New York time, on the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

SECTION 4.15.     Prohibition on Incurrence of Senior Subordinated Debt.

            Neither the Company nor the Guarantors will incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or the Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or the Guarantors, as the case may be.

SECTION 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) this Indenture and the Securities; (2) any security or pledge agreements, leases or options (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or subject to option or on the transfer or subletting of the leasehold interest represented thereby; (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (5) any contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale or disposition; provided that any such restriction relates solely to the assets that are the subject of such agreement; (6) restrictions on cash or other deposits or net worth and prohibitions on assignment imposed by leases entered into in the ordinary course of business; (7) customary provisions in joint venture agreements and other similar agreements; (8) the New Credit Facility and any instruments issued pursuant thereto; (9) any agreement or instrument governing Capital Stock of any Person that is acquired; (10) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in (c) above on the property so acquired; (11) Liens permitted to be incurred pursuant to the provisions of Section 4.18; (12) any agreement relating to a Sale and Leaseback Transaction or Capitalized Lease Obligation, but only on the property subject to such Sale and Leaseback Transaction or such Capitalized Lease Obligation and only to the extent that such restrictions or encumbrances are customary with respect to such arrangements; (13) any licensing or technology transfer agreement entered into in the ordinary course of business, including, without limitation, those entered into in connection with any European joint venture; (14) applicable law; and
(15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations referred to in clauses (1) through (13); provided that the dividend and other transfer restrictions imposed under such contract, instrument, agreement or obligation as amended, modified, restated, renewed, increased, supplemented, refunded, replaced or Refinanced are, taken as a whole, in the good faith judgment of the Board of Directors of the Company, whose judgment shall be conclusively binding, not materially more restrictive than those contained in such contract, instrument, agreement or obligation immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing.

SECTION 4.17.     Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) Preferred Stock or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

SECTION 4.18.     Limitation on Liens.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except in the case of either clause (i) or (ii) for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness; (C) Liens securing the Securities and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (I) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (II) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

SECTION 4.19.     Limitation of Guarantees by Restricted Subsidiaries.

            The Company will not permit any of its Restricted Subsidiaries that are organized under the laws of the United States or a subdivision thereof, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to guarantee any Indebtedness of the Company unless, in any such case, (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a Guarantee by such Restricted Subsidiary and (b) if any such guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, such guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture.

            Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture;
(iii) the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or (iv) the sale or other disposition of shares of Capital Stock of such Subsidiary to a Person other than the Company or a Restricted Subsidiary such that such Subsidiary ceases to constitute a Subsidiary of the Company, provided such disposition is otherwise in accordance with the provisions of this Indenture.

SECTION 4.20.     Conduct of Business.

            The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date (as determined in good faith by the Board of Directors of the Company).

SECTION 4.21.     Corporate Existence.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or corporate existence of any Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

                                  ARTICLE FIVE

                               MERGERS; SUCCESSORS


SECTION 5.01.     Merger, Consolidation and Sale of Assets.

            The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (other than in connection with the Recapitalization), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and
(b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section 5.01. Notwithstanding the foregoing clause (iv),
(a) any Guarantor may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Guarantor and (b) any Guarantor formed solely for the purpose of merging with and into any other Person, may merge with or into such Person.

SECTION 5.02.     Successor Substituted.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.     Events of Default.

            Each of the following shall be an "Event of Default" for purposes of this Indenture:

            (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

           (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

           (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days after receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $7,500,000 or more at any time;

            (v) one or more judgments in an aggregate amount in excess of $7,500,000 (net of any amounts with respect to which a reputable insurance company has acknowledged liability in writing) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

           (vi) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding;
(b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (d) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (e) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any Significant Subsidiary for all or substantially all of its property; or (c) orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

         (viii) any of the Guarantees of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.     Acceleration.

            If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility, or five Business Days after receipt by the Company and the Representative under the

New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (vi) or
(vii) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vii) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Default.

            Subject to Sections 2.09, 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Securities. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

            Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.     Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.     Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

            (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.     Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Third: to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.     Duties of Trustee.

            (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of a Default:

      (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (1) This paragraph does not limit the effect of paragraph (b) of this
Section 7.01;

      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.


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
            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.     Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.     Notice of Defaults.

            If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.


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
SECTION 7.06.     Reports by Trustee to Holders.

            Within 60 days after each December 15 of each year beginning with 1999, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b),
313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

            The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

            The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee, or arising out of the Trustee's negligence or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent.
The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

            (c) a custodian or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.     Eligibility; Disqualification.

            This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.     Preferential Collection of Claims Against the Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES


SECTION 8.01.     Securities Subordinated to Senior Indebtedness.

            The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, (i) that all Securities shall be issued subject to the provisions of this Article Eight; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 8.02.     No Payment on Securities in Certain Circumstances.

            If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive payments from a trust described under Article Nine so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities in accordance with the provisions of Article Nine and without violating the provisions of Article Eight or Article Twelve of this Indenture (a "Defeasance Trust Payment").

            In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, during the 180 days after the delivery of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Company nor any other Person on either of their behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

            Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            In the event that, notwithstanding the foregoing provisions of this
Section 8.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by the first two paragraphs of this Section 8.02 and before all Obligations in respect of Senior Indebtedness of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

SECTION 8.03.     Payment Over of Proceeds upon Dissolution, etc.

            (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Company of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all Obligations in respect of Senior Indebtedness of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (c) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

            The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.     Subrogation.

            Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness of the Company by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand.

            If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05.     Obligations of the Company Unconditional.

            Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness of the Company then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, the Company on account of any Obligations on the Securities.

SECTION 8.06.     Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Eight). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Eight). Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness of the Company to recover payments from Holders as contemplated by Section 8.02 or 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of the Company (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.     Reliance on Judicial Order or Certificate of Liquidating
Agent.

            Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.     Trustee's Relation to Senior Indebtedness.


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
            The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

            No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company.

SECTION 8.10.     Holders Authorize Trustee To Effectuate Subordination of
Securities.

            Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior


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
Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.11.     This Article Not To Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of Section 6.01.

SECTION 8.12.     Trustee's Compensation Not Prejudiced.

            Nothing in this Article Eight shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

SECTION 8.13.     No Waiver of Subordination Provisions.

            Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders.

            All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

SECTION 8.15.     Amendments.

            As long as the New Credit Facility is outstanding or any amounts are outstanding thereunder, the provisions of this Article Eight (and the definition used herein) shall not be amended or modified without the written consent of the majority of the lenders under the New Credit Facility.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


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
SECTION 9.01.     Termination of the Company's Obligations.

            The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment United States Legal Tender or non-callable United States Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, United States Legal Tender or non-callable United States Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal and interest on the outstanding Securities to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such United States Legal Tender to the payment of said principal and interest with respect to the Securities; provided, further, that no deposits made pursuant to this Section 9.01(b) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Eight and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

            (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.     Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 9.03.

            (b) Upon exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and, if it so selects, each of the Guarantors, shall, subject to the satisfaction of the conditions set forth in
Section 9.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 9.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Eight or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

            (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due;

           (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02 hereof;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

           (iv) this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

            (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, Sections 4.08 through 4.10, inclusive, Sections 4.12 through 4.20, inclusive, and Article Five hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Eight or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03 hereof, Sections 6.01(iii), 6.01(iv) and 6.01(v) shall not constitute Events of Default.

SECTION 9.03.     Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 9.02(b) or 9.02(c) hereof to the outstanding Securities:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States Legal Tender, non-callable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

            (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or here has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;


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
            (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(vi) and
      (vii) are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and conclusions, after the 91st day following the deposit, the trust funds (i) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Code or, (ii) in the case of Covenant Defeasance, will be subject to a Lien in favor of the Trustee for the benefit of the Holders.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company.

SECTION 9.04.     Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust United States Legal Tender or United States Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited United States Legal Tender and the money from United States Government

Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said United States Legal Tender or United States Government Obligations except as it may agree with the Company.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Legal Tender or United States Government Obligations deposited pursuant to Section 9.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any United States Legal Tender or United States Government Obligations held by it as provided in Section 9.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.05.     Repayment to Company.

            Subject to this Article Nine, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess United States Legal Tender or United States Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 9.06.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States Legal Tender or United States Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or United States Government Obligations in accordance with Article Nine; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from


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
the United States Legal Tender or United States Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.    Without Consent of Holders.

            The Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

            (a) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Securities;

            (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

            (c)  to add additional Events of Defaults;

            (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;

            (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

            (f) to secure the Securities or any Guarantee pursuant to the requirements of Section 4.18 or otherwise;

            (g) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions taken pursuant to this clause (g) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

            (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA;

            (i) to release any Guarantor from its Guarantee (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor) or to add a Guarantor, in each case pursuant to the requirements of Section 4.19; or

            (j) to provide for the issuance of Securities subsequent to the Issue Date pursuant to Section 2.02;

provided, however, that the Company deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement does not adversely affect the rights of any Holder and otherwise complies with the provisions of this Section 10.01.

            In formulating its opinion on the matters in clause (g), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 10.02.    With Consent of Holders.

            Subject to Section 6.07, the Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities, or waive compliance with any provision hereof or thereof, with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) reduce the amount of Securities whose Holders must consent to an amendment;

            (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

            (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (d) make any Securities payable in money other than that stated in the Securities;

            (e) make any change in the express provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Securities to waive Defaults or Events of Default;

            (f) after the Company's obligation to purchase Securities arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

            (g) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities in a manner which adversely affects the Holders; or

            (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

            It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.    Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.    Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.


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
SECTION 10.05.    Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.    Trustee To Sign Amendments, etc.

            The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


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
                                 ARTICLE ELEVEN

                                    GUARANTEE


SECTION 11.01.    Unconditional Guarantee.

            Each Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section
11.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 11.02.    Severability.

            In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.    Limitation of Guarantor's Liability.

            Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as


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
amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 11.04, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 11.04.    Execution of Guarantee.

            To further evidence the Guarantee to the Holders, each Guarantor hereby agrees to execute a guarantee to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Security on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.05.    Subordination of Subrogation and Other Rights.

            Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Senior Indebtedness and Guarantor Senior Indebtedness in accordance with the provisions provided therefor in this Indenture.


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
                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE


SECTION 12.01.    Guarantee Obligations Subordinated to Senior Indebtedness.

            Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenant and agrees, (i) that the Guarantee shall be issued subject to the provisions of this Article Twelve; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of the Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under Guarantor Senior Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter incurred, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Guarantees.

SECTION 12.02. Payment Over of Proceeds upon Dissolution, etc.; No Payment in Certain Circumstances

            (a) Upon any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, before any payment or distribution of any kind or character is made by or on behalf of the Guarantor on account of any Obligations on the Guarantee or for the acquisition of any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Guarantor of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of the Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their


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
representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.02(a) and before all Obligations in respect of the Guarantor Senior Indebtedness of the Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

            (c) To the extent any payment of Guarantor Senior Indebtedness of a Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

            The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

            If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Guarantor or any other Person on its behalf with respect to any Obligations on the Guarantee or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

            In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives a Payment Blockage Notice to the Trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, during the Payment Blockage Period, neither the Guarantor, nor any other Person on the Guarantor's behalf, shall (x) make any payment of any kind or character with respect to any Obligations on the Guarantee or (y) acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

            Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            In the event that, notwithstanding the provisions of the two paragraphs preceding the immediately preceding paragraph of this Section 12.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by the two paragraphs preceding the immediately preceding paragraph of this Section 12.02 and before all Obligations in respect of the Guarantor Senior Indebtedness of the Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.


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
SECTION 12.03.    Subrogation.

            Upon the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of a Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of any such Guarantor on the other hand.

            If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.04.    Obligations of Guarantors Unconditional.

            Subject to Sections 11.03 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the such Guarantor of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, as the case may be, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of each Guarantor then due and payable shall first be paid in full in cash or Cash

Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, such Guarantor on account of any Obligations on the Securities pursuant to the Guarantee.

SECTION 12.05.    Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Twelve). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Guarantor Senior Indebtedness of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Twelve). Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Indebtedness of a Guarantor to recover payments as contemplated by Section 12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06.    Reliance on Judicial Order or Certificate of Liquidating
Agent.

            Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.07.    Trustee's Relation to Guarantor Senior Indebtedness of a
Guarantor.

            The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness of a Guarantor which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness of such Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor (except as provided in Section 12.02(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness of a Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of Holders of Guarantor Senior Indebtedness.

            No right of any present or future holders of any Guarantor Senior Indebtedness of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness of any Guarantor.

SECTION 12.09.    Holders Authorize Trustee To Effectuate Subordination of
Guarantee.

            Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.10.    This Article Not To Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default.

SECTION 12.11.    Trustee's Compensation Not Prejudiced.

            Nothing in this Article Twelve shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

SECTION 12.12.    No Waiver of Guarantee Subordination Provisions.

            Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Indebtedness of any Guarantor, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, may do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

SECTION 12.13.    Amendments.

            As long as the New Credit Facility is outstanding or any amounts are outstanding thereunder, the provisions of this Article Twelve (and the definition used herein) shall not be amended or modified without the written consent of the majority of the lenders under the New Credit Facility.


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
                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01.    Trust Indenture Act Controls.

            This Indenture is subject to the provisions of the TIA that are required to be a part of any indenture subject to the TIA. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

            The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.    Notices.

            Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

            if to the Company and the Guarantors:

            Special Devices, Incorporated
            16830 West Placerita Canyon Road
            Newhall, California  91321
            Attention:  Chief Financial Officer
            Facsimile:  (805) 254-4721
            Telephone:  (805) 259-0753

            with copies to:

            J.F. Lehman & Company
            450 Park Avenue
            New York, New York  10022
            Attention:  Keith Oster
            Facsimile:  (212) 634-1155
            Telephone:  (212) 634-0100

            and

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019-6064
            Attention:  Paul D. Ginsberg, Esq.


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
            Facsimile:  (212) 757-3990
            Telephone:  (212) 373-3000

            if to the Trustee:

            United States Trust Company of New York
            114 West 47th Street
            25th Floor
            New York, New York  10036
            Attention:  Corporate Trust Department
            Facsimile:  (212) 852-1626
            Telephone:  (212) 852-1674

            Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to such Holder at the address as set forth on the list maintained pursuant to
Section 2.05 and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.    Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

      (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, and such other opinions as the Trustee may reasonably require.


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SECTION 13.05.    Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (1) a statement that the person making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.    Governing Law.

            This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.08.    No Recourse Against Others.

            No director, officer, employee, stockholder or member of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.09.    Successors.

            All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

SECTION 13.10.    Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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SECTION 13.11.    Severability.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.    Legal Holidays.

            If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                            [Signature Pages Follow]


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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    COMPANY:


                                    SDI ACQUISITION CORP.


                                    By:/s/ Keith Oster
                                       ----------------------------------------
                                        Keith Oster, Secretary


                                   GUARANTOR:


                                    [NOT APPLICABLE]


                                      By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                    TRUSTEE:


                                    UNITED STATES TRUST COMPANY OF NEW YORK


                                    By:/s/ Gerard F. Ganey
                                       ----------------------------------------
                                        Gerard F. Ganey, Senior Vice President



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